UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2010

 Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 8, 2010, Limited Brands, Inc. (“Limited Brands” or the “Company”) entered into an amendment and restatement (the “Amendment”) of its amended and restated revolving credit agreement dated as of February 19, 2009 (as amended and restated, the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the Lenders party thereto.  A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

  The Amendment extends by two years (until August 1, 2014) the termination date of the Commitments under the Existing Credit Agreement of Lenders who consent to the Amendment and reduces the aggregate amount of such Commitments from $873,333,333 to $800,000,000.  The termination date (August 3, 2012) and aggregate principal amount ($126,666,667) of the Commitments of non-consenting Lenders are unchanged by the Amendment. The Amendment establishes two Classes of Loans under the Credit Agreement, Class A Loans to be made by Lenders who consent to the Amendment, and Class B Loans, to be made by non-consenting Lenders. The Amendment reduces the aggregate amount of the Commitments of the Lenders under the Credit Agreement from $1,000,000,000 to $926,666,667.

Additionally, the Amendment modifies the covenants limiting Investments and Restricted Payments to provide that Investments and Restricted Payments may be made, without limitation on amount, if (i) at the time of and after giving effect to such Investment or Restricted Payment the ratio of Consolidated Debt to Consolidated EBITDA for the most recent four quarter period is less than 3.0 to 1.0 and (ii) no Default or Event of Default exists.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto.  Capitalized terms not defined herein have the meanings set forth in the Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

As a condition to the effectiveness of the Amendment, on March 8, 2010, the Company repaid all obligations accrued and owing under that certain Amended and Restated Term Loan Credit Agreement, dated as of February 19, 2009 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which amounts to approximately $200,000,000 repaid under the Term Loan Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
4.1	Amendment and Restatement Agreement dated as of March 8, 2010, among Limited Brands, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.
99.1	Press Release dated March 8, 2010 announcing Amendment and Extension to Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: March 8, 2010	By	/s/ Stuart B. Burgdoerfer
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer*

*	Mr. Burgdoerfer is the principal financial officer and the principal accounting officer and has been duly authorized to sign on behalf of the Registrant.